Exhibit 1
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                     EXECUTIVE OFFICERS AND DIRECTORS OF ISO


Executive Officers
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     The executive officers of ISO are set forth below. The business address of each such executive officer is 7 World Trade Center, New York, New York 10048. Each such executive officer is a U.S. citizen.

Fred R. Marcon
Chairman and Chief Executive Officer

Frank J. Coyne
President and Chief Operating Officer

Carole J. Banfield
Executive Vice President,
Government Relations and Data Management

Michael Fusco
Executive Vice President,
Insurance Services

Kenneth G. Geraghty
Executive Vice President and Chief Financial Officer

Richard P. Boehning
Senior Vice President
American Insurance Services Group

LeRoy A. Boison, Jr.
Senior Vice President,
International

Michael Camilleri
Senior Vice President

Joseph P. Giasi, Jr.
Senior Vice President and General Counsel

Joseph C. Kaminski
Senior Vice President

James D. Langell
Senior Vice President and Corporate Secretary

John H. McCue
Senior Vice President
Sales and Marketing

Patrick McLaughlin
Senior Vice President,
Risk Decision Services

Roy S. Nicolosi
Senior Vice President and Chief Information Officer


Directors
---------

     The directors of ISO, their principal occupations and place of business are set forth below. Each such director is a U.S. citizen, unless otherwise indicated.

Fred R. Marcon
Chairman and Chief Executive Officer
Insurance Services Office, Inc.
7 World Trade Center
New York, NY  10048

Dennis H. Chookaszian
Chairman of the Executive Committee
CNA Financial Corporation
CNA Plaza
Chicago, IL  60685

Glen A. Dell
7 North Crossway
Old Greenwich, CT  06870




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


Henry J. Feinberg
1343 Estate Lane East
Lake Forest, IL 60045

Ronald E. Ferguson
Chairman and Chief Executive Officer
General Re Corporation
695 East Main Street
Stamford, CT  06904

Christopher M. Foskett
Managing Director
Citibank, N.A.
399 Park Avenue
12th Floor, Zone 6
New York, NY  10043

H. Peter Hudson
50 Bennington Drive
Zionsville, IN  46077

John F. Lehman, Jr.
Chairman
J.F. Lehman & Company
450 Park Avenue
6th Floor
New York, NY  10022

Arthur J. Rothkopf
President
Lafayette College
316 Markle Hall
Easton, PA  18042

Barbara D. Stewart
President
Stewart Economics, Inc.
2660 Peachtree Road - #21A
Atlanta, GA  30305




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


David B. Wright
President and Chief Executive Officer
Amdahl Corporation
1250 East Arques Avenue (M/S 209)
PO Box 3470
Sunnyvale, CA  94088-3470













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


        EXECUTIVE OFFICERS AND DIRECTORS OF ISO INVESTMENT HOLDINGS, INC.


Executive Officers
------------------

         The executive officers of ISO Investment Holdings, Inc. are set forth below. The business address of each such executive officer is 300 Delaware Avenue, Suite 537, Wilmington, Delaware 19801. Each such executive officer is a U.S. citizen.

Kenneth G. Geraghty
President

Joseph C. Kaminski
Senior Vice President

Joseph P. Giasi, Jr.
Senior Vice President and General Counsel

James D. Langell
Secretary


Directors
---------

     The directors of ISO Investment Holdings, Inc. are set forth below. The business address of each such director is 300 Delaware Avenue, Suite 537, Wilmington, Delaware 19801. Each such director is a U.S. citizen.


Kenneth G. Geraghty
Chairman

James D. Langell

Patricia F. Genzel








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